Exhibit 99.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

                The undersigned hereby certify that the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 filed by Technology Flavors & Fragrances, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: October 23, 2002	/s/ Philip Rosner
Philip Rosner
Chairman and Chief Executive Officer

Dated: October 23, 2002	/s/ Joseph A. Gemmo
Joseph A. Gemmo
Vice President and Chief Financial Officer